Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2024 with respect to the consolidated financial statements and internal control over financial reporting of ProFrac Holding Corp. contained in the Prospectus Supplement dated March 19, 2024, which is a part of this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Registration Statement and Prospectus.

/s/ GRANT THORNTON LLP

Dallas, Texas

March 19, 2024